EXHIBIT 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) made as of May 10, 2006, by and among FastFunds Financial Corporation (“FastFunds”), Equitex, Inc. (“EQTX”) and MBC Global, LLC, an Illinois limited liability company (“MBC”), Corporate Capital, Inc. a Minnesota corporation, Carolyn Companies, a Colorado corporation, Moore Investments, Inc., an Illinois corporation, Paul A. Moore, Kathy Moore, Kevin F. Flynn, as Trustee of the Kevin F. Flynn June 1992 Non-Exempt Trust, European American Perinvest Group Bermuda., a British Virgin Island corporation, Fritz Voelker John Eric Landry, Colin P. Markey, Sherie Swiontek, Mark Savage and Daniel Ryweck (collectively referred to as the “Shareholders or Shareholder”) and Baum and Gustafson, P.C. (the “Escrow Agent”).

Recitals
Settlement Agreement

WHEREAS, FastFunds, Equitex and the Shareholders have entered into a Settlement Agreement dated May 10, 2006 (the “Settlement Agreement”);

WHEREAS, pursuant to the terms of the Settlement Agreement the Shareholder received shares of common stock of the Company;

WHEREAS, the Shareholder shall initially receive a total of 180,000 shares of the Company’s common stock, or such greater amount as determined by the Settlement Agreement ( “Shareholder’s Stock”) as allocated under Exhibit 1; and

WHEREAS, FastFunds, EQTX and the Shareholders propose to enter into an Escrow Agreement whereby the Escrow Agent shall hold certain of the certificates of EQTX pursuant to the terms and conditions of the Settlement Agreement, a copy of which is attached hereto and made a part hereof; and

WHEREAS, the Escrow Agent has agreed to hold said certificates pursuant to the terms and conditions of the Settlement Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

Agreement

1.  Holding of Document.. The Escrow Agent shall hold those certificates delivered to it under the terms and conditions of the Settlement Agreement. EQTX will be delivering to the Escrow Agent three (3) certificates of EQTX of each Shareholder in equal amounts. See Exhibit I attached which sets forth the Stock Ownership.

2.  Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

2.1 The Escrow Agent shall notify EQTX and Shareholders of receipt of the certificates as set forth in the Settlement Agreement.

2.2 The Escrow Agent shall release one certificate of the three originally received every thirty days to each Holder. The first certificate shall be released within two business days upon receipt of the certificates. The certificates shall be delivered to each Holder at the address provided, via overnight delivery.

2.3  The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Settlement Agreement or any other agreement between FastFunds, EQTX and Shareholders nor shall the Escrow Agent be responsible for the performance by EQTX or Shareholders of their respective obligations under the Settlement Agreement.

2.4  The Escrow Agent shall not be required to keep records of any information except for acknowledgement of receipt and disbursements of the various certificates as described in the Settlement Agreement.

2.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

2.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the documents delivered to it by EQTX and/or Shareholders which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrowed Documents pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

2.8  The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

3. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of EQTX, the Shareholders and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to EQTX and the Shareholders specifying a date when such resignation shall take effect and upon delivery of the Documents to the successor escrow agent. Such successor escrow agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. EQTX and the Shareholders shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 4, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement.

4.  Escrow Agent’s Fees. The Escrow Agent shall be entitled to receive from EQTX a fee of Three Thousand Five Hundred Dollars ($3,500.00) as compensation for its basic services hereunder. Such fee is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, if the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of any interest in the subject matter of this Agreement, or any material modification hereof, of if any material controversy arises hereunder, or the Escrow Agent is a made a party to or justifiably intervenes in any litigation pertaining to this Agreement, or the subject matter hereof, the Escrow Agent shall be reasonably compensated by EQTX for such extraordinary services and be reimbursed for all costs and expenses occasioned by any delay, controversy, litigation or event, and the same may be recoverable from FastFunds only.

5.  Indemnification and Contribution.

5.1  EQTX agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

5.2  If the indemnification provided for in Section 5.1 is applicable, but for any reason is held to be unavailable, EQTX shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

5.3  The provisions of this Article 5 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

6. Termination of Agreement. This Agreement shall terminate on the final delivery of the various documents deposited with the Escrow Agent by EQTX and the Shareholders, pursuant to the terms and conditions of the Settlement Agreement, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 5 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

7.  Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

8  Notices. All notices, requests, demands, and other communications under the Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, or (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, to the parties as follows:

If to EQTX

Equitex, Inc.
Attention: Henry Fong, Chairman
7315 East Peakview Avenue
Englewood, Col. 80111

If to Shareholders:

Name and Addresses of Shareholders are set forth on Exhibit I which is attached hereto and made a part hereof.

If to the Escrow Agent:

Baum and Gustafson, P.C.
Attention: Lawrence E. Gustafson
600 Grant St.
Suite 300
Denver, Col. 80203
Phone: (303) 629-7272
Fax: (303) 825-1160

9.  Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

10.  Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11.  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

EQUITEX, INC.

By: /s/ Henry Fong
Name: Henry Fong
Title: Chairman

BAUM AND GUSTAFSON, P.C.

By: /s/ Lawrence E. Gustafson
Name: Lawrence E. Gustafson

SHAREHOLDERS:

MBC GLOBAL, LLC:

By: /S/ JON ERIC LANDRY
Its: COO

CORPORATE CAPITAL, INC.:

By: /S/ MARK SAVAGE
Its: PRESIDENT

CAROLYN COMPANIES:

By: /S/ THEODORE H. SWINDELLS
Its: PRINCIPAL

MOORE INVESTMENTS, INC.:

By: /S/ PAUL A. MOORE
Its:

PAUL A. MOORE

/S/ PAUL A. MOORE

KATHY MOORE

/S/ KATHY MOORE

KEVIN F. FLYNN JUNE 1992 NON-EXEMPT TRUST:

By: /S/ KEVIN F. FLYNN
Its Trustee

EUROPEAN AMERICAN PERINVEST GROUP BERMUDA

By: /S/ THEODORE H. SWINDELLS
Its: SHAREHOLDER

JON ERIC LANDRY

/S/ JON ERIC LANDRY

COLIN P. MARKEY

/S/ COLIN P. MARKEY

SHERIE SWIONTEK

/S/ SHERIE SWIONTEK

MARK SAVAGE

/S/ MARK SAVAGE

DANEIL RYWECK

/S/ DANIEL RYWECK

FRITZ VOELKER

/S/ FRITZ VOEKLER